Exhibit 23.1

McGrail Merkel Quinn & Associates CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS	Francis J. Merkel, CPA Joseph J. Quinn, CPA/ABV, CVA Daniel J. Gerrity, CPA Mary Ann E. Novak, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

North Penn Bancorp, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedules incorporated by reference herein.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania

January 26, 2007

RSM McGladrey Network

An Independently Owned Member

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510  570 961-0345  Fax:  570 961-8650

www.mmq.com